                                  EXHIBIT 10.27


ARIAD PHARMACEUTICALS, INC. HAS OMITTED FROM THIS EXHIBIT 10.27 PORTIONS OF THE AGREEMENT FOR WHICH ARIAD PHARMACEUTICALS, INC. HAS REQUESTED CONFIDENTIAL TREATMENT FROM THE SECURITIES AND EXCHANGE COMMISSION. THE PORTIONS OF THE AGREEMENT FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED ARE MARKED WITH AN ASTERISK AND SUCH CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.















          STOCK PURCHASE, STANDSTILL AND REGISTRATION RIGHTS AGREEMENT


                                     BETWEEN


                           ARIAD PHARMACEUTICALS, INC.


                                       AND


                          HOECHST MARION ROUSSEL, INC.



                                  MARCH 4, 1997

                           ARIAD PHARMACEUTICALS, INC.

          STOCK PURCHASE, STANDSTILL AND REGISTRATION RIGHTS AGREEMENT



         THIS AGREEMENT dated March 4, 1997 is by and between ARIAD PHARMACEUTICALS, INC. (the "Company"), a Delaware corporation with principal offices at 26 Landsdowne Street, Cambridge, MA 02139-4234 and HOECHST MARION ROUSSEL, INC. (the "Purchaser"), a Delaware corporation with offices at Route 202-206, P.O. Box 6800, Bridgewater, NJ 08807-0800.

         IN CONSIDERATION of the mutual covenants contained in this Agreement, the parties agree as follows:

         SECTION 1. Authorization of Sale of the Shares. The Company has authorized the issuance and sale of a number of shares determined as set forth in Sections 3.2 and 3.3 (the "Preferred Shares") of Series B Convertible Preferred Stock, $.01 par value per share ("Series B Stock") of the Company at the Closings (as defined below). The relative rights and preferences and other terms and provisions of the Preferred Shares are set forth in Exhibit 1 hereto, which, as filed with the Secretary of State of Delaware, is referred to herein as the "Certificate of Designations." The shares of common stock of the Company, $.001 par value per share (the "Common Stock"), issuable upon conversion of the Preferred Shares are referred to herein as the "Common Shares."

         SECTION 2. Agreement to Sell and Purchase the Preferred Shares. At each Closing the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, upon the terms and conditions hereinafter set forth, a number of Preferred Shares determined in accordance with Section 3.3, having an aggregate purchase price as set forth in Section 3.2.

         SECTION 3. The Closings.

                  3.1 The First Closing. The completion of the purchase and sale of the first tranche of Preferred Shares being purchased and sold pursuant to this Agreement (the "First Closing") shall occur at the time of the Closing under the Joint Venture Master Agreement between the Company and the Purchaser dated as of even date herewith (the "JV Master Agreement") or such other time as shall be agreed to by the Company and the Purchaser. The number of Preferred Shares to be purchased at the First Closing shall be 2,526,316 shares. The aggregate purchase price for the Preferred Shares to be purchased at the First Closing shall be $24,000,000.

                  3.2 Additional Closings. In addition to the First Closing, subsequent purchases of Preferred Shares by the Purchaser from the Company under this Agreement shall take place at such times and at such locations as the Company shall specify by at least ten (10) days prior written notice to the Purchaser, upon fulfillment of the closing conditions contained in Section 3.4 (each, an "Additional Closing" and, together with the First Closing, referred to collectively herein as the "Closings") as follows:

                           (a) 1999 Capital Contribution Closing(s). At any time
or times during the 1999 calendar year, the Company may on up to [*] the Purchaser to purchase up to an additional number of Preferred Shares determined in accordance with Section 3.3, for an aggregate purchase price equal to the lesser of: (i) [*] (as such term is defined in the JV Master Agreement) [*] for such year, as amended, or (ii) [*].

                           (b) 2000 Capital Contribution Closing(s). At any time
or times during the 2000 calendar year, the Company may on up to [*] require the Purchaser to purchase up to an additional number of Preferred Shares determined in accordance with Section 3.3, for an aggregate purchase price equal to the lesser of: (i) [*] (as such term is defined in the JV Master Agreement) [*] for such year, as amended, or (ii) [*].

                           (c) 2001 Capital Contribution Closing(s). At any time
or times during the 2001 calendar year, the Company may on up to [*] require the Purchaser to purchase up to an additional number of Preferred Shares determined in accordance with Section 3.3, for an aggregate purchase price equal to the lesser of: (i) [*] (as such term is defined in the JV Master Agreement) [*] for such year, as amended, or (ii) [*].

                           (d) 2002 Capital Contribution Closing(s). At any time
during the period January 1, 2002 through March 31, 2002, the Company may [*] require Purchaser to purchase up to an additional number of Preferred Shares determined in accordance with Section 3.3, for an aggregate purchase price equal to the lesser of: (i) [*] (as such term is defined in the JV Master Agreement) [*], or (ii) [*].

                           (e) Supplemental Capital Loan Repayment Closing(s).
In addition, unless there has been a Change of Control or Acquisition (each as defined in the JV Master Agreement) of the Company, at any time that the Company elects or is required to repay a Supplemental Capital Loan pursuant to Section 2.9.2(d) of the JV Master Agreement or Section 3.2(b) of the Operating Agreement, the Company may require the Purchaser to purchase up to an additional number of

Preferred Shares determined in accordance with Section 3.3, for an aggregate purchase price equal to the amount of such Supplemental Capital Loan to be repaid, plus accrued interest thereon.

                  3.3 Number of Preferred Shares. The number of Preferred Shares to be purchased at the First Closing shall be 2,526,316 shares. The number of Preferred Shares to be purchased at any Additional Closing shall be equal to the aggregate purchase price to be paid at such Closing, divided by the Market Value on the date of such Closing. "Market Value" shall mean [*] of the average of the closing prices of the Common Stock on the NASDAQ National Market System (or, if the Common Stock is not listed on the NASDAQ National Market System, the principal exchange or interdealer quotation system on which the Common Stock is listed) for the [*] trading days preceding the date as of which Market Value is determined (the "Average Closing Price"); provided, however, that Market Value shall be no greater than [*] and no less than the minimum purchase price determined in accordance with the following sentence. The minimum purchase price shall be [*] as of the date of the First Closing and shall increase by [*] on each January 1 after the First Closing. Notwithstanding the foregoing, if the Average Closing Price is greater than [*], Market Value shall mean the Average Closing Price. At each Closing, the Company shall deliver to the Purchaser one or more stock certificates representing the number of Preferred Shares purchased by the Purchaser, each such certificate to be registered in the name of the Purchaser.

                  3.4 Closing Conditions.

                           (a) The Company's obligation to issue and sell the
Preferred Shares to the Purchaser at each Closing shall be subject to the following conditions, any of which may be waived by the Company: (i) receipt by the Company of a certified or official bank check or checks or wire transfer of funds in the full amount of the purchase price for the Preferred Shares being purchased hereunder; (ii) execution and delivery by the Company and the Purchaser of the JV Master Agreement; (iii) the accuracy in all material respects as of the time of the Closing of the representations and warranties made by the Purchaser herein (except, with respect to Closings other than the First Closing, to the extent that facts and conditions have changed over time) and the fulfillment of those undertakings of the Purchaser to be fulfilled prior to the Closing, and the Company's receipt of a Certificate of an officer of Purchaser certifying as to the same; (iv) neither ARIAD nor HMRI shall be subject to any order, decree or injunction by a court of competent jurisdiction which prevents such Closing; (v) no statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of such Closing illegal; and (vi) any applicable waiting period (and any extension thereof) under the HSR Act (as such term is defined in the JV Master Agreement) shall have expired or been terminated.

                           (b) The Purchaser's obligation to purchase the
Preferred Shares from the Company at each Closing shall be subject to the fulfillment of the following conditions any of which may be waived by the
Purchaser: (i) execution and delivery by the Company and the Purchaser of the JV Master Agreement, (ii) receipt by the Purchaser of an opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel to the Company, in the form attached as Exhibit 2, (iii) the accuracy in all material respects as of the time of the Closing of the representations and warranties made by the Company herein (except, with respect to Closings other than the First Closing, the representations and warranties contained in Sections 4.4, 4.5, 4.6 and 4.7 will be updated, to the extent that facts have changed over time and made as of the date of such Closing, and with respect to Section 4.7, with written disclosure of exceptions thereto) and the fulfillment of those undertakings of the Company to be fulfilled prior to the Closing, and Purchaser's receipt of a Certificate executed by the Chief Executive Officer of the Company certifying as to the same, (iv) neither ARIAD nor HMRI shall be subject to any order, decree or injunction by a court of competent jurisdiction which prevents such Closing, (v) no statute, rule or regulation shall have been enacted by the government (or any governmental agency) of the United States or any state, municipality or other political subdivision thereof that makes the consummation of such Closing illegal, (vi) any applicable waiting period (and any extension thereof) under the HSR Act (as such term is defined in the JV Master Agreement) shall have expired or been terminated, and (vii) there shall not have occurred an Acquisition or Change of Control (each as defined in the JV Master Agreement) of the Company.

                  3.5 Use of Proceeds. The Company shall use $24,000,000 of the proceeds received from the First Closing in the following manner: (i) up to [*] for the construction of the Joint Venture's laboratories and offices at the Principal Office (as such terms are defined in the JV Master Agreement), and for the equipping of the facility, as set forth in Section 4.2 of the JV Master Agreement; (ii) [*] to fund a portion of the Company's Capital Contributions to the Joint Venture; and (iii) up to [*] for payments to Incyte Pharmaceuticals, Inc. ("Incyte") under the Collaborative Agreement between the Company and Incyte dated March 4, 1997 (the "Incyte Agreement") for the initial Access Term (as such term is defined in the Incyte Agreement).

Proceeds received by the Company from Additional Closings shall be used by the Company to fund the Company's Capital Contributions to the Joint Venture.

         SECTION 4. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to, and covenants with, the Purchaser as follows:

                  4.1 Organization. The Company is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has full corporate power and authority to own, operate and occupy its properties and to conduct its business as presently conducted and is registered or qualified to do business and in good standing in each jurisdiction in which it owns or leases property or transacts business and where the failure to be so qualified would have a material adverse effect upon the business, financial condition, properties or operations of the Company.

                  4.2 Due Authorization. The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, and this Agreement has been duly authorized and validly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state, federal or foreign laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  4.3 Non-Contravention. The execution and delivery of this Agreement, the issuance and sale of the Preferred Shares to be sold by the Company hereunder and the consummation of the transactions contemplated by this Agreement will not conflict with or constitute a violation of, or default (with the passage of time or otherwise) under, any material agreement or instrument to which the Company is a party or by which it is bound or the charter, by-laws or other organizational documents of the Company nor result in the creation or imposition of any lien, encumbrance, security interest or restriction whatsoever upon any of the material properties or assets of the Company nor conflict with, or result in a violation of, any law, administrative regulation, ordinance or order or decree of any court or governmental agency, or authority applicable to the Company. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the valid issuance and sale of the Preferred Shares pursuant to this Agreement, other than such as have been or will be made or obtained at or prior to the Closing.

                  4.4 Capitalization. The Company has a total authorized capitalization consisting of (i) 60,000,000 shares of Common Stock, and (ii) 10,000,000 shares of Serial Preferred Stock, $.01 par value ("Serial Preferred Stock") of which 500,000 shares have been designated as Series A Preferred Stock and 5,000,000 shares have been designated as Series B Preferred Stock. As of December 31, 1996, 19,036,723 shares of Common Stock were issued and outstanding, no shares of Series A Preferred Stock were issued and outstanding and no shares of Series B Preferred Stock were issued and outstanding. After giving effect to the purchase and sale of the Preferred Shares at the First Closing, 2,526,316 shares of Series B Preferred Stock will be issued and outstanding. The Preferred Shares to be sold pursuant to this Agreement have been duly authorized, and when issued and paid for in accordance with the terms of this Agreement will be validly issued, fully paid and nonassessable. The Common Shares to be issued upon conversion of the Preferred Shares have been duly authorized, and when issued upon conversion of the Preferred Shares in accordance with the terms of this Agreement and the Certificate of Designations will be validly issued, fully paid and nonassessable. The outstanding shares of capital stock of the Company have been duly and validly issued and are fully paid and nonassessable. As of December 31, 1996, there were 3,079,361 shares of Common Stock reserved for issuance pursuant to outstanding options granted by the Company, 706,353 shares of Common Stock authorized for future option grants under the Company's stock option plans, and 2,858,483 shares of Common Stock reserved for issuance upon the exercise of outstanding warrants. As of the date hereof, there were 5,000,000 shares of Common Stock reserved for issuance upon conversion of the Preferred Shares.

                  4.5 Financial Statements. The Company has delivered to Purchaser its audited consolidated financial statements (balance sheet, statement of operations, and statements of cash flows and notes to financial statements) set forth in the Company's 1995 Annual Report to Shareholders and its Annual Report on Form 10-K for the fiscal year ended December 31, 1995 and its unaudited consolidated financial statements (balance sheet, statement of operations, and statements of cash flows and notes to financial statements) at and for the fiscal quarters ended March 31, 1996, June 30, 1996 and September 30, 1996, set forth in the Company's Forms 10-Q for such periods (all of which together constitute the "Financial Statements"). The Financial Statements are complete and correct in all material respects, subject to normal year-end adjustments, and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated. The Financial Statements accurately set forth the financial condition and operating results of the Company as of the dates, and for the periods, indicated therein, subject, in the case of the unaudited financial statements, to normal year-end audit adjustments. Except as set forth in the Financial Statements, the Company has no liabilities, contingent or otherwise, other than liabilities incurred in the ordinary course of business subsequent to the end of the latest fiscal quarter which, individually or in the aggregate, are not material to the financial condition or operating results of the Company.

                  4.6 Company Reports. The Company has filed with the Securities and Exchange Commission (the "Commission") its Annual Report on Form 10-K for the fiscal year ended December 31, 1995, quarterly reports on Form 10-Q for the fiscal quarters ended March 31, 1996, June 30, 1996, and September 30, 1996, the Proxy Statement dated April 24, 1996 and its 1995 Annual Report to Shareholders (collectively, the "SEC Filings"). The Company has delivered true and correct copies of the SEC Filings to Purchaser. The Company warrants that the SEC Filings, as of their respective filing dates, complied in all material respects with the laws and regulations under which they were filed and did not contain any untrue or misleading statement of material fact or omit to state any material fact necessary in order to make the statements contained therein, in light of the circumstances in which made, not misleading.

                  4.7 Changes. Since the close of the Company's latest fiscal quarter, there has not been:

                           (a) any change in the assets, liabilities, financial
condition or operating results of the Company from that reflected in the Financial Statements or the SEC Filings, except changes in the ordinary course of business which have not been, in the aggregate, materially adverse, and except that the Company has continued to incur operating losses; or,

                           (b) any damage, destruction or loss, whether or not
covered by insurance, materially and adversely affecting the assets, properties, financial condition, operating results, or business of the Company.

                  4.8 Information. Until expiration or termination of the Joint Venture (as such term is defined in the JV Master Agreement) pursuant to Article 9 of the JV Master Agreement, as long as Purchaser (alone or with its Affiliates or associates) beneficially owns (calculated in accordance with Rule 13d-3 promulgated under the Securities Exchange Act of 1934 (the "Exchange Act")) at least five percent (5%) of the Company's outstanding voting stock, the Chief

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
Executive Officer and the Chief Financial Officer of the Company and, upon request of Purchaser, at least one member of the Company's Board of Directors who is not also an employee of the Company, shall meet, in person, at the Company's offices in Cambridge, Massachusetts, or by teleconference or video conference, with senior representatives of Purchaser reasonably acceptable to ARIAD, on a quarterly basis at times to be mutually agreed upon by the parties, to discuss the affairs of the Company and related matters. At or prior to any such scheduled meeting, the Company shall provide to Purchaser copies of minutes of meetings of the Company's Board of Directors held during the preceding quarter (redacted to exclude information in accordance with the next to last sentence of this Section 4.8), and information regarding the Company's financing plans, general progress of ongoing research programs (to the extent permitted by confidentiality agreements with third parties), executive compensation, financial updates and variance reports, and litigation and employment matters. Purchaser shall not be entitled to receive materials and information, where it is determined by the Company in good faith that such materials and information would jeopardize the confidentiality of proprietary information of the Company or third parties or otherwise create a conflict of interest, including any instance where the Company's business relationship with Purchaser is the subject matter. Prior to receiving any materials or information from the Company or attendance at any meeting pursuant to this Section 4.8, each representative of Purchaser shall: (i) execute a confidentiality agreement in the form attached hereto as Exhibit 3, and (ii) agree to comply with the Company's insider trading policy attached hereto as Exhibit 4.

         SECTION 5. Representations, Warranties and Covenants of the Purchaser. The Purchaser hereby represents and warrants to, and covenants with, the Company as follows:

         5.1 Securities Law Compliance. The Purchaser is an "accredited investor" as defined in Regulation D under the United States Securities Act of 1933, as amended (the "Securities Act") and is knowledgeable and experienced in making investments in private placement transactions such as the purchase of the Preferred Shares; (ii) the Purchaser is acquiring the Preferred Shares, and upon conversion of the Preferred Shares will acquire the Common Shares for its own account for investment and with no present intention of distributing any of such Preferred Shares or Common Shares, and no arrangement or understanding exists with any other person regarding the distribution of any of such Preferred Shares or Common Shares (except as set forth in Section 7 hereof); and (iii) the Purchaser will not, directly or indirectly, voluntarily offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Preferred Shares or Common Shares except in compliance with the Securities Act, applicable state securities laws and the respective rules and regulations promulgated thereunder, and applicable foreign laws.

                  5.2 Due Authorization. The Purchaser has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary action to authorize the execution, delivery and performance of this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, except as rights to indemnity and contribution may be limited by state, federal or foreign laws or the public policy underlying such laws, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' and contracting parties' rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

                  5.3 Absence of Registration. The Purchaser acknowledges and understands that the Preferred Shares and the Common Shares have not been registered under the Securities Act and, therefore, cannot be sold unless subsequently registered under the Securities Act or an exemption from such registration is available and that the Purchaser must bear the economic risk of its investment in the Preferred Shares and the Common Shares for an indefinite period of time. The Purchaser acknowledges and agrees that the certificates representing the Preferred Shares and the Common Shares issued to Purchaser will bear a legend in substantially the following form:

                  "THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY APPLICABLE STATE SECURITIES LAWS. SUCH SECURITIES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT COVERING SUCH SECURITIES UNDER THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR A WRITTEN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH REGISTRATION IS

                  NOT REQUIRED UNDER THE ACT OR UNDER APPLICABLE STATE SECURITIES LAWS."

         The Purchaser covenants and agrees that any sale, transfer, pledge, hypothecation or other disposition of the Preferred Shares or Common Shares shall be made in compliance with the foregoing legend.

                  5.4 Non-Contravention. Neither the execution and delivery of this Agreement by Purchaser nor the consummation by Purchaser of the transactions contemplated hereby conflicts with or constitutes a violation of or default under the charter or by-laws of Purchaser, nor will conflict with or result in a violation of any law, administrative regulation, ordinance or order or decree of any court or governmental agency or authority applicable to Purchaser. No consent, approval, authorization or other order of, or registration, qualification or filing with, any regulatory body, administrative agency, or other governmental body is required for the consummation of the transaction contemplated hereby by Purchaser, other than such as have been or will be made or obtained at or prior to Closing.

                  5.5 Disclosure. The Purchaser acknowledges receipt of the SEC Filings. The Purchaser acknowledges that it has had the opportunity to ask questions and receive answers from the officers and other employees of the Company regarding the transactions contemplated hereby (including, without limitation, the acquisition of the Preferred Shares and, upon conversion of the Preferred Shares, the Common Shares), as well as the affairs of the Company and related matters, and it has obtained such information and has had the opportunity to obtain any additional information necessary to verify the accuracy of all information so obtained.

         SECTION 6. Limitations and Restrictions.

                  6.1 [*]

                           (a) acquire, announce an intention to acquire, offer
or propose to acquire, by purchase, by gift, by joining a partnership, limited partnership, syndicate or other entity or "group" (as such term is used in Section 13(d)(3) of the Exchange Act, such term to have such meaning throughout this Agreement) or otherwise, directly or indirectly, any (i) assets, businesses or properties of the Company other than in the ordinary course of business pursuant to the express terms of this Agreement, the JV Master Agreement and the Joint Venture Agreements (as defined in the JV Master Agreement), or (ii) record or beneficial ownership of, or any other right to acquire any, shares of Common Stock or any securities convertible into, exchangeable for or exercisable for Common Stock, or any put, call, or other derivative security related to the Common

Stock (all such securities, collectively, "Voting Securities"), other than pursuant to the express terms of this Agreement, the JV Master Agreement and the Joint Venture Agreements.

                           (b) participate in the formation or encourage the
formation of, or join or in any way participate with, any "person" (as such term is used in Section 13(d)(3) of the Exchange Act and Section 2(2) of the Securities Act, such term to have such meaning throughout this Agreement) which owns or seeks to acquire beneficial ownership of Voting Securities;

                           (c) solicit, or participate in any "solicitation" of
"proxies" or become a "participant" in any "election contest" (as such terms are defined or used in Regulation 14A under the Exchange Act, these terms to have such meaning throughout this Agreement) with respect to the Company;

                           (d) initiate, propose or otherwise solicit
stockholders for the approval of one or more stockholder proposals with respect to the Company or induce any other person to initiate any stockholder proposal;

                           (e) seek to place any representative on the Board of
Directors of the Company, or to prevent the election of any person to the Board of Directors nominated and recommended by the Board of Directors, or to affect the size of or composition of the Company's Board of Directors, or seek to have called any meeting of the stockholders of the Company or seek any consent of stockholders in lieu of a meeting;

                           (f) deposit any Voting Securities in a voting trust
or, except pursuant to this Agreement, subject them to a voting agreement or other agreement or arrangement with respect to the voting of such Voting Securities;

                           (g) otherwise, alone or in concert with others:

                                    (i) seek to control the management, Board of
                  Directors, policies or affairs of the Company;

                                    (ii) solicit, propose, seek to effect or
                  negotiate with any other person (including, without limitation, the Company), or announce any intent to do so, with respect to (A) any form of business combination or other extraordinary transaction with the Company or any of its subsidiaries, (B) any restructuring, recapitalization, similar transaction or other transaction not in the ordinary course of business with respect to the Company or any of its subsidiaries or (C) any tender offer or exchange offer for any securities of the Company or any of its subsidiaries;

                                    (iii) solicit, publicly disclose an intent,
                  purpose, plan or proposal with respect to any of the foregoing, or any other action that would violate the provisions of this Section 6.1; or

                                    (iv) assist, participate, facilitate or
                  solicit any effort or attempt by any person to do or seek to do any of the foregoing, or any other action that would violate the provisions of this Section 6.1.

         Notwithstanding the foregoing, in the event any third party publicly announces a tender offer for shares of the Company or publicly announces a proposal for any other transaction that, if consummated, would result in a Change of Control or Acquisition of the Company (each a "Third Party Bid"), then, none of the restrictions contained in this Section 6.1 shall apply to Purchaser, and Purchaser shall be entitled to make a competing, bona fide tender offer for shares of the Company, or a competing, bona fide proposal for a transaction that, if consummated, would result in the Acquisition of the Company by Purchaser (each a "Competing Bid"); provided, however, that the restrictions contained in this Section 6.1 shall again apply to Purchaser upon the withdrawal or abandonment of all outstanding Third Party Bids or the failure to consummate a transaction pursuant to any outstanding Third Party Bid.

                  6.2 Restrictions on Sales by Purchaser. Purchaser agrees that it will not, nor will it permit any of its affiliates or associates, to sell, solicit an offer to sell, agree to sell, offer or propose to sell (collectively "Sell"), any Voting Securities of the Company until the occurrence of a Restriction Termination Event (as defined in Section 6.6); and thereafter, except as set forth in Section 7, will not sell more than 250,000 shares of Common Stock in any calendar quarter, except as follows:

                           (a) Purchaser may transfer Voting Securities to an
Affiliate (as such term is defined in the JV Master Agreement) subject to all of the terms and conditions of this Agreement; provided, however, that (i) such Affiliate executes a written agreement satisfactory to the Company to evidence its agreement to be bound hereby and (ii) the certificates for any such securities transferred to such Affiliate are marked with a legend restricting the transfer of such securities and specifically referring to this Agreement;

                           (b) Purchaser may transfer Voting Securities in
connection with a tender offer for all outstanding shares of the Company's Common Stock approved by the Company's Board of Directors; and

                           (c) Purchaser may transfer Voting Securities in a
registered public offering pursuant to the provisions of Section 7 of this Agreement.

                  6.3 Company Right of First Refusal. Prior to making any sale or transfer of Voting Securities of the Company following the occurrence of a Restriction Termination Event (other than to an Affiliate of Purchaser or pursuant to Section 7 hereof), Purchaser shall give the Company the opportunity to purchase such Voting Securities in the following manner:

                           (a) Purchaser shall give notice (the "Transfer
Notice") to the Company in writing of such intention specifying the approximate number of the proposed purchasers or transferees, the amount of Voting Securities proposed to be sold or transferred, the proposed price per share therefor (the "Transfer Price") and the other material terms upon which such disposition is proposed to be made.

                           (b) The Company or a designee of the Company shall
have the right, exercisable by written notice given by the Company to Purchaser within thirty (30) days after receipt of such Transfer Notice (provided, however, that in the event of a proposed transfer by Purchaser pursuant to Rule 144 promulgated under the Securities Act, the Company must provide such written notice within ten (10) days after receipt of such Transfer Notice), to purchase all the Voting Securities specified in such Transfer Notice for cash per share equal to the Transfer Price.

                           (c) If the Company exercises its right of first
refusal hereunder, the closing of the purchase of the Voting Securities with respect to which such right has been exercised shall take place within thirty
(30) days after the Company gives written notice of such exercise at a time and place specified in such notice, which period of time shall be extended, if necessary, in order to comply with applicable securities laws and regulations. Upon exercise of its right of first refusal, the Company and Purchaser shall be legally obligated to consummate the purchase contemplated thereby and shall use their best efforts to secure any approvals required in connection therewith.

                           (d) If the Company does not exercise its right of
first refusal hereunder within the time period specified for such exercise, the Purchaser shall be free, during the period of ninety (90) days following the expiration of such time for exercise, to sell the Voting Securities specified in such Transfer Notice on terms no less favorable to Purchaser than the terms specified in such Transfer Notice.

                           (e) The Company and Purchaser each agree to keep
confidential the issuance of any Transfer Notice hereunder and the contents thereof, to the extent permitted under applicable law.

                  6.4 Voting. Purchaser agrees that, as long as Purchaser, (alone or with its affiliates or associates) beneficially owns (calculated in accordance with Rule 13d-3 promulgated under the Exchange Act) more than five percent (5%) of the Company's outstanding voting stock, it shall, and shall direct its associates and affiliates to, vote all the Voting Securities owned by them in the same proportion as the votes cast by all other holders of the Voting Securities with respect to (and shall take no actions in opposition to) any merger, consolidation, sale of assets, sale of all or substantially all of the outstanding shares of the Company's stock, or the like involving the Company and recommended by the Company's Board of Directors; provided, however, that the foregoing restriction contained in this Section 6.4 shall not apply to Purchaser when a Competing Bid of Purchaser is the subject of any vote of the Company's stockholders. Purchaser shall be entitled to rely upon the information provided to it in writing by the Company or, in the absence thereof, filed by the Company with the Commission, regarding the number of shares of capital stock outstanding and issuable upon exercise or conversion of options, warrants or the other securities.

                  6.5 Legend. The Purchaser acknowledges and agrees that the certificates representing Voting Securities of the Company beneficially owned by Purchaser or its affiliates or associates shall bear a legend in substantially the following form, until such time as the shares of capital stock represented thereby are no longer subject to the provisions hereof:

                  "THE SALE, TRANSFER OR ASSIGNMENT OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCK PURCHASE, STANDSTILL AND REGISTRATION RIGHTS AGREEMENT DATED MARCH 4, 1997, AS AMENDED FROM TIME TO TIME, BETWEEN THE COMPANY AND HOECHST MARION ROUSSEL, INC. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE COMPANY."

         6.6 Definition. As used in this Section 6, the term "Restriction Termination Event" shall mean the earliest to occur of: (i) consummation of a Change of Control or Acquisition (each as defined in the JV Master Agreement) of the Company; (ii) in the event the Joint Venture is terminated pursuant to
Section 9.3.1 or 9.3.3 of the JV Master Agreement and (A) a Supplemental Capital Loan (as defined in the JV Master Agreement) or Loans remain outstanding as of the date of termination, three (3) months after the date on which such Supplemental Capital Loan or Loans are due to be repaid by the Company to Purchaser or (B) no Supplemental Capital Loan or Loans remain outstanding as of the date of termination, [*] in the event the Company and Purchaser have agreed on additional funding arrangements for the Joint Venture pursuant to Section
9.3.2 of the JV Master Agreement.

         SECTION 7. Registration Rights.

                  7.1 "Piggy-Back" Registrations.

                           (a) If at any time following the occurrence of a
Restriction Termination Event, the Company shall determine to register for its own account or the account of others under the Securities Act any of its equity securities, other than on Form S-4 or Form S-8 or their then equivalents or otherwise relating to shares of Common Stock to be issued in connection with any acquisition of any entity or business or shares of Common Stock issuable in connection with stock option or other employee benefit plans, it shall send to Purchaser written notice of such determination and, if within ten (10) business days after receipt of such notice, Purchaser shall so request in writing, the Company shall use its best efforts to include in such registration statement all or any part of the Registrable Shares Purchaser requests to be registered. As used in this Section 7, the term "Registrable Shares" shall mean the Common Shares.

                           (b) If, in connection with any offering involving an
underwriting, the managing underwriter shall impose a limitation on the number of shares of Common Stock which may be included in the registration statement because, in its judgment, such limitation is necessary to effect an orderly public distribution or because in its judgment the inclusion of shares being sold by persons other than the Company would adversely affect the offering, then the Company shall be obligated to include in such registration statement only such limited portion (which may be none) of the Registrable Shares with respect to which Purchaser has requested inclusion pursuant hereto as may reasonably be determined by the managing underwriter. Any inclusion of Registrable Shares in an offering, when the managing underwriter has so limited the number of shares that may be included in such offering, shall be allocated pro rata among the holders of similar "piggyback" registration rights granted by the Company seeking to include their shares, in proportion to the number of shares of Common Stock (whether or not such shares are sought to be included in such offering) held by such persons. The Company shall have the right to delay or withdraw any registration initiated by it pursuant to this Section 7.1.

                           (c) The Company will use its best efforts to maintain
the effectiveness for up to ninety (90) days, (or such shorter period of time as the underwriters need to complete the distribution of a registered offering or until the securities are actually sold) of any registration statement pursuant to which any of the Registrable Shares are being offered pursuant to this
Section 7.1, and from time to time will amend or supplement such registration statement and the prospectus contained therein to the extent necessary to comply with the Securities Act and any applicable state securities statute or regulation.

                  7.2 Requested Registration. At any time following the occurrence of a Restriction Termination Event, and subject to the conditions herein set forth, Purchaser shall have the right to require the Company to effect the registration of Registrable Shares on Form S-3 (or its successor form) under the Securities Act by giving the Company written notice requesting such registration specifying the number of Registrable Shares proposed to be sold and the proposed plan for distribution of such Registrable Shares; provided, however, that such request shall cover a number of Registrable Shares:
(i) that shall have an anticipated aggregate offering price of at least [*] (based on the current market price of the Company's Common Stock at the time of the filing of the registration statement) and (ii) unless the Registrable Shares are being sold in a "firm commitment" underwriting, that shall not exceed [*] of the Company's outstanding Common Stock at the time of the filing of the registration statement, unless the Company consents in writing to the registration of a greater number of Registrable Shares in the Company's sole discretion; provided, further, however, subject to the provisions of this
Section 7.2, at any time following [*] days after the effective date of the registration statement filed by the Company pursuant to this Section 7.2, Purchaser may on any one occasion require the Company to effect the registration of such Registrable Shares excluded from registration pursuant to clause (ii) above, in a "firm commitment" underwriting or, if not in a "firm commitment" underwriting, effect a registration of that number of Registrable Shares that does [*] of the Company's outstanding Common Stock at the time of filing of such registration statement.

         If and when the Company shall be required by the provisions of this
Section 7.2 to effect the registration of any Registrable Shares under the Securities Act, the Company will, as expeditiously as possible:

                           (a) prepare and file a registration statement on Form
S-3 (or its successor form) giving effect to the plan of distribution of the Registrable Shares proposed to be sold, and use its best efforts to cause such registration statement to become effective in order that Purchaser may sell its Registrable Shares in accordance with the proposed plan of distribution;

                           (b) prepare and file such amendments and supplements
to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the offer of the Registrable Shares covered by such registration statement during the period required for distribution of the Registrable Shares, provided, however, that such period shall not exceed [*] from the effective date of the registration statement; provided, further, that Purchaser agrees to suspend any sales if the Company advises Purchaser that an amendment or supplement is required, until such amendment or supplement has been prepared (which the Company agrees to do as soon as practicable in the circumstances) and in which event the [*] day period shall be extended by the number of days for which selling was suspended; and,

                           (c) furnish Purchaser such number of copies of such
prospectus as it may reasonably request in order to facilitate the sale of the Registrable Shares.

         If a request for registration is made pursuant to this Section 7.2 within thirty (30) days prior to the conclusion of the Company's then current fiscal year, or if at the time of such request the Company is engaged or has plans to engage in a registered public offering or in any other activity which, in the reasonable good faith determination of the Company's Board of Directors, would be adversely affected by the requested registration, the Company shall have the right to direct that such request be delayed for a period not in excess of ninety (90) days.

         Under the provisions of this Section 7.2, Purchaser shall be entitled to one requested registration on Form S-3 (or its successor form); provided, however, that the Company shall not be obligated to file a requested registration until at least one hundred eighty (180) days have passed since the effective date of the Company's most recent public offering of securities other than an offering (i) to employees or directors of the Company or (ii) in connection with an acquisition.

                  7.3 Indemnification of Purchaser. In the event that the Company registers any of the Registrable Shares under the Securities Act, the Company will indemnify and hold harmless Purchaser and each underwriter of Registrable Shares (including their officers, directors, affiliates and partners and including any broker or dealer through whom Registrable Shares may be sold in such registration) and each person, if any, who controls Purchaser or any such underwriter within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, as incurred, and, except as hereinafter provided, will reimburse Purchaser, each such underwriter and each such controlling person, if any, for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, as incurred, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or the registration statement or prospectus as from time to time amended or supplemented by the Company) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with such registration, unless (i) such untrue statement or alleged untrue statement or omission or alleged omission was made in such registration statement, preliminary or amended preliminary prospectus or final prospectus in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by Purchaser (in the case of indemnification of Purchaser), any such underwriter (in the case of indemnification of such underwriter) or any such controlling person (in the case of indemnification of such controlling person) expressly for use therein, or unless (ii) in the case of a sale directly by Purchaser (including a sale of Registrable Shares through any underwriter retained by Purchaser to engage in a distribution solely on behalf of Purchaser), such untrue statement or alleged untrue statement or omission or alleged omission was contained in a preliminary prospectus and corrected in a final or amended prospectus copies of which were delivered to Purchaser or such underwriter on a timely basis, and Purchaser failed to deliver a copy of the final or amended prospectus at or prior to the confirmation of the sale of the Registrable Shares to the person asserting any such loss, claim, damage or liability in any case where such delivery is required by the Securities Act.

                  Promptly after receipt by Purchaser, any underwriter or any controlling person of notice of the commencement of any action in respect of which indemnity may be sought against the Company, Purchaser, or such underwriter or such controlling person, as the case may be, shall notify the Company in writing of the commencement thereof (provided, however, that failure to so notify the Company shall not relieve the Company from any liability it may have hereunder, except to the extent prejudiced by such failure) and, subject to the provisions hereinafter stated, the Company shall be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to Purchaser, such underwriter or such controlling person, as the case may be) and the payment of expenses insofar as such action shall relate to any alleged liability in respect of which indemnity may be sought against the Company.

                  Purchaser, any such underwriter or any such controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof but the fees and expenses of such counsel subsequent to any assumption of the defense by the Company shall not be at the expense of the Company unless the employment of such counsel has been specifically authorized in writing by the Company; provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified party shall have the right to select a separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred. At any time, Purchaser may select separate counsel and assume its own legal defense with the expenses and fees of such separate counsel and other expenses related to such separate counsel to be borne by Purchaser. The Company shall not be liable to indemnify Purchaser, any underwriter or any controlling person for any settlement of any such action effected without the Company's written consent (which consent shall not be unreasonably withheld or delayed). The Company shall not, except with the approval of each party being indemnified under this Section 7.3, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to the parties being so indemnified of a release from all liability in respect to such claim or litigation.

                  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which Purchaser, or any controlling person of Purchaser, makes a claim for indemnification pursuant to this Section 7.3 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that this Section 7.3 provides for indemnification in such case, then, the Company and Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and of Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by Purchaser on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) Purchaser will not be required to contribute any amount in excess of the public offering price of all Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

         7.4 Indemnification of Company. In the event that the Company registers any of the Registrable Shares under the Securities Act, Purchaser will indemnify and hold harmless the Company, each of its directors, each of its officers who have signed or otherwise participated in the preparation of the registration statement, each underwriter of the Registrable Shares so registered (including any broker or dealer through whom such of the shares may be sold) and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, applicable state securities laws or under any other statute or at common law or otherwise, and, except as hereinafter provided, will reimburse the Company and each such director, officer, underwriter or controlling person for any legal or other expenses reasonably incurred by them or any of them in connection with investigating or defending any actions whether or not resulting in any liability, insofar as such losses, claims, damages, expenses, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement, in any preliminary or amended preliminary prospectus or in the final prospectus (or in the registration statement or prospectus as from time to time amended or supplemented) or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, but only insofar as any such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company in connection therewith by Purchaser expressly for use therein; provided, however, that Purchaser's obligations hereunder shall be limited to an amount equal to the proceeds received by Purchaser for the Registrable Shares sold in such registration.

                  Promptly after receipt of notice of the commencement of any action in respect of which indemnity may be sought against Purchaser, the Company shall notify Purchaser in writing of the commencement thereof (provided, however, that failure to so notify Purchaser shall not relieve Purchaser from any liability it may have hereunder, except to the extent prejudiced by such failure), and Purchaser shall, subject to the provisions hereinafter stated, be entitled to assume the defense of such action (including the employment of counsel, who shall be counsel reasonably satisfactory to the Company) and the payment of expenses insofar as such action shall relate to the alleged liability in respect of which indemnity may be sought against Purchaser. The Company and each such director, officer, underwriter or controlling person shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel subsequent to any assumption of the defense by Purchaser shall not be at the expense of Purchaser unless employment of such counsel has been specifically authorized in writing by Purchaser. Purchaser shall not be liable to indemnify any person for any settlement of any such action effected without Purchaser's written consent (which consent shall not be unreasonably withheld or delayed).

                  In order to provide for just and equitable contribution to joint liability under the Securities Act in any case in which the Company, its officers, directors or controlling persons ("Company Indemnitees") exercising its rights under this Section 7.4, makes a claim for indemnification pursuant to this Section 7.4, but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding that this
Section 7.4 provides for indemnification, in such case, then, the Company Indemnitee and Purchaser will contribute to the aggregate losses, claims, damages or liabilities to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of the Company Indemnitee on the one hand and of the Purchaser on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company Indemnitee on the one hand and of Purchaser on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company Indemnitee on the one hand or by Purchaser on the other, and each party's relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (A) Purchaser will not be required to contribute any amount in excess of the public offering price of all such Registrable Shares offered by it pursuant to such registration statement; and (B) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any person or entity who was not guilty of such fraudulent misrepresentation.

                  7.5 Further Obligations of the Company. Whenever under the preceding Sections of this Section 7, the Company is required hereunder to register Registrable Shares, it agrees that it shall also do the following:

                           (a) Furnish to Purchaser such copies of each
preliminary and final prospectus and such other documents as Purchaser may reasonably request to facilitate the public offering of the Registrable Shares;

                           (b) Use its best efforts to register or qualify the
Registrable Shares covered by said registration statement under the applicable securities or "blue sky" laws of such jurisdictions as Purchaser may reasonably request; provided, however, that the Company shall not be obligated to qualify to do business in any jurisdictions where it is not then so qualified or to take any action which would subject it to the service of process in suits other than those arising out of the offer or sale of the securities covered by the registration statement in any jurisdiction where it is not then so subject;

                           (c) Permit Purchaser or its counsel or other
representatives to inspect and copy such corporate documents and records as may reasonably be requested by them, after reasonable advance notice and without undue interference with the operation of the Company's business;

                           (d) Furnish to Purchaser a copy of all documents
filed with and all correspondence from or to the Commission in connection with any such offering of securities;

                           (e) Use its best efforts to insure the obtaining of
all necessary approvals from the National Association of Securities Dealers, Inc.; and

                           (f) Otherwise use its best efforts to comply with all
applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earning statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the registration statement covering a public offering, which earning statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

                  Whenever under the preceding Sections of this Section 7 Purchaser is registering Registrable Shares pursuant to any registration statement, (i) Purchaser agrees to timely provide to the Company, at its request, such information and materials as it may reasonably request in order to effect the registration of such Registrable Shares and (ii) if the offering is underwritten, the Company and Purchaser agree to execute an underwriting agreement containing customary conditions.

                  7.6 Expenses. In the case of each registration effected under this Section 7, the Company shall bear the reasonable costs and expenses of each such registration on behalf of Purchaser, including, but not limited to, the Company's printing, legal and accounting fees and expenses, Commission and NASD filing fees and "blue sky" fees and expenses; provided, however, that the Company shall have no obligation to pay or otherwise bear any portion of the underwriters' commissions or discounts or transfer taxes attributable to the Registrable Shares being offered and sold by Purchaser, or the fees and expenses of counsel for Purchaser in connection with the registration of the Registrable Shares.

                  7.7 Non-Transferability. Except as set forth in Section 6.2(a), Purchaser's rights and obligations contained in this Section 7 shall not be transferable to any other party under any circumstances, whether by operation of law or otherwise.

                  7.8 Lock-Up Agreement. Purchaser agrees, if so requested by the Company in connection with any public offering of the Company's securities, not to sell, grant any option or right to buy or sell, or otherwise transfer or dispose of in any manner, whether in privately-negotiated or open-market transactions (collectively, "sell"), any Common Stock or other securities of the Company held by it, without the consent of the underwriters of the public offering, for a period following the effective date of a registration statement filed pursuant to a public offering to be reasonably determined by the underwriters (the "Lock-Up Period") but not to exceed one hundred eighty (180) days, nor will it permit any of its affiliates or associates to do any of the foregoing; provided, however, that directors and executive officers of the Company and persons entitled to registration rights who are not parties to this Agreement shall also have agreed not to sell any Common Stock or other securities of the Company during the Lock-Up Period, or the provisions of this
Section 7.8 shall not apply. Purchaser, its affiliates or associates shall enter into "lock-up" agreements to such effect. Such "lock-up" agreements shall be in writing and in form and substance satisfactory to the Company. The Company may impose stop-transfer instructions with respect to the Shares (or securities) subject to the foregoing restrictions until the end of the Lock-Up Period.

         SECTION 8. Survival of Representations, Warranties and Agreements. Notwithstanding any investigation made by any party to this Agreement, all covenants, agreements, representations and warranties made by the Company and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Preferred Shares being purchased, and the payment therefor, and the delivery of the Common Shares.

         SECTION 9. Notices. All notices, requests, consents and other communications hereunder shall be made in accordance with Section 13.1 of the JV Master Agreement.

         SECTION 10. Amendment or Modification. Any term of this Agreement may be amended or modified, or compliance therewith waived, only with the written consent of both parties hereto.

         SECTION 11. Assignment. Except as otherwise provided herein, the rights and obligations under this Agreement may not be assigned by either party hereto without the prior written consent of the other party.

         SECTION 12. Benefit. All statements, representations, warranties, covenants and agreements in this Agreement shall be binding on the parties hereto and shall inure to the benefit of the respective successors and permitted assigns of each party hereto. Nothing in this Agreement shall be construed to create any rights or obligations except among the parties hereto, and no person or entity shall be regarded as a third-party beneficiary of this Agreement.

         SECTION 13. Expenses. Each of the parties hereto shall pay its own fees and expenses (including the fees of any attorneys, accountants, appraisers or others engaged by such party) in connection with this Agreement and the transactions contemplated hereby whether or not the transactions contemplated hereby are consummated.

         SECTION 14. Headings. The headings of the various sections of this Agreement have been inserted for convenience of reference only and shall not be deemed to be part of this Agreement.

         SECTION 15. Severability. If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdictions then, to the fullest extent permitted by law, (a) all other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the parties hereto as nearly as may be possible and (b) such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereby waive any provision of law that would render any provision hereof prohibited or unenforceable in any respect.

         SECTION 16. Governing Law. This Agreement shall be governed by and construed in accordance with (a) the internal laws of the State of Delaware without giving effect to principles of conflicts of law, and (b) United States federal law.

         SECTION 17. Counterparts. This Agreement may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

         SECTION 18. Further Assurances. From and after the date of this Agreement, upon the request of Purchaser or the Company, the Company and Purchaser shall execute and deliver such instruments, documents and other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

         SECTION 19. Term and Termination. This Agreement shall take effect as of the time of Closing under the JV Master Agreement and shall continue until termination of the JV Master Agreement in accordance with Section 9.3 of the JV Master Agreement; provided, however, that

Sections 6, 7, 9, 10, 11, 12, 14, 15, 16, 18 and 20 shall survive such termination in accordance with their terms.

         SECTION 20. Miscellaneous.

                  20.1 Interpretation. For all purposes of this Agreement, the term Common Stock shall include any securities of any issuer entitled to vote generally for the election of directors of such issuer which securities the holders of the Common Stock shall have received or as a matter of right be entitled to receive as a result of (i) any capital reorganization or reclassification of the capital stock of the Company, (ii) any consolidation, merger or share exchange of the Company with or into another corporation or
(iii) any sale of all or substantially all the assets of the Company.

                  20.2 Dispute Resolution. In the event of any dispute, difference or question arising between the parties in connection with this Agreement, the construction thereof, or the rights, duties or liabilities of either party, then such disputes shall be resolved in accordance with the procedures set forth in Sections 3.8 and 12.1 of the JV Master Agreement.

                  20.3 Entire Agreement. This Agreement, together with the other Joint Venture Agreements, constitutes on and as of the date hereof the entire understanding of the parties with respect to the subject matter hereof, and all prior or contemporaneous understandings or agreements, whether written or oral, between the parties with respect to such subject matter are hereby superseded in their entirety, and this Agreement supersedes any duplicative or inconsistent provision in the JV Master Agreement.

                  20.4 Amendment; Waiver. This Agreement may be amended, modified, superseded or canceled, and any of the terms may be waived, only by a written instrument executed by each party or, in the case of waiver, by the party or parties waiving compliance. The delay or failure of any party at any time or times to require performance of any provisions shall in no manner affect the rights at a later time to enforce the same. No waiver by any party of any condition or of the breach of any term contained in this Agreement, whether by conduct, or otherwise, in any one or more instances, shall be deemed to be, or considered as, a further or continuing waiver of any such condition or of the breach of such term or any other term of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first referred to above.

                               ARIAD PHARMACEUTICALS, INC.





                               By: /s/ Harvey J. Berger
                                   ----------------------------------
                                   Name: Harvey J. Berger
                                   Title:  Chief Executive Officer



                               HOECHST MARION ROUSSEL, INC.





                               By: /s/ Thomas Hofstaatter
                                   ----------------------------------
                                   Name: Thomas Hofstaatter, Ph.D.
                                   Title: Senior Vice President

                                    Exhibit 1

                         CERTIFICATE OF DESIGNATIONS OF
                           SERIES B PREFERRED STOCK OF
                           ARIAD PHARMACEUTICALS, INC.


     [Filed as Exhibit 3.5 to the Registrant's Quarterly Report on Form 10-Q
                      for the quarter ended March 31, 1997]

                                    Exhibit 2

                                 FORM OF OPINION

                       FORM OF OPINION OF COMPANY COUNSEL


         Purchaser shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, an opinion dated as of each Closing Date, to the effect that:


         (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and the Company has all requisite corporate power and authority to own and occupy its properties and to conduct its business as presently conducted.


         (b) The Company is qualified to do business as a foreign corporation in the Commonwealth of Massachusetts.


         (c) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under the Agreement. The Agreement has been duly and validly authorized by the Company, duly executed and delivered by an authorized officer of the Company and constitutes the legal, valid and binding obligation of the Company. The Agreement is enforceable against the Company in accordance with its terms, subject to laws of general application relating to bankruptcy, insolvency, and the relief of debtors and rules of law governing specific performance, injunctive relief and other equitable relief, and except insofar as the enforceability of the indemnification provisions contained in Section 7 of the Agreement may be limited by applicable laws.


         (d) The authorized capital stock of the Company is as follows: (i) 10,000,000 shares of Serial Preferred Stock, $.01 par value, of which 500,000 shares have been designated as Series A Preferred Stock, and 5,000,000 shares have been designated as Series B Preferred Stock, and (ii) 60,000,000 shares of Common Stock, $.001 par value. 5,000,000 shares of Common Stock have been duly reserved for issuance upon conversion of the Series B Preferred Stock. As of the last calendar month immediately preceding the Additional Closing, [__________] shares of Common Stock were issued and outstanding, no shares of Series A Preferred Stock were issued and outstanding and [__________] shares of Series B Preferred Stock were issued and outstanding. After giving effect to the purchase and sale of the Preferred Shares at the Closing, [__________] shares of Series B Preferred Stock will be issued and outstanding.


         (e) The certificates representing shares of the Series B Preferred Stock are in due and proper form and have been duly and validly executed by the officers of the Company named thereon. The shares of Series B Preferred Stock purchased under the Agreement, when issued, sold and delivered against payment therefor in accordance with the provisions of the Agreement, and the shares of Common Stock issuable upon conversion of the Series B Preferred Stock, when converted and issued in accordance with the terms of the Certificate of Designations, will be duly and validly issued, fully paid and non-assessable.


         (f) The execution, delivery, performance and compliance with the terms of the Agreement by the Company (provided that no opinion is expressed as to the indemnification provisions of Section 7 of the Agreement) do not violate any provision of any applicable federal or state law, rule or regulation or any provision of the Company's Certificate of Incorporation or Bylaws and, to such counsel's knowledge, do not conflict with or constitute a default under the provisions of any judgment, writ, decree, order or material agreement to which the Company is a party or by which it is bound of which such counsel is aware, which violation, conflict or default would be materially adverse to the Company.


         (g) All consents, approvals, orders or authorizations of, and all qualifications, registrations, designations, declarations, or filings with, any federal or state governmental authority on the part of the Company (other than by federal or state securities laws which are covered in Section (h) below) required to be made prior to each Closing in connection with the consummation of the transactions contemplated by the Agreement have been obtained, and are effective, as of each Closing and such counsel is not aware of any proceedings, or threat thereof, which question their validity.


         (h) Based in part upon the representations of Purchaser, the offer and sale of the Series B Preferred Stock pursuant to the terms of the Agreement are exempt from the registration requirements of Section 5 of the Securities Act of 1933, as amended. Such counsel will express no opinion as to compliance with applicable Federal or State antifraud statutes, or statutes, rules or regulations of any applicable State law governing the issuance of securities.

                                    Exhibit 3

                            CONFIDENTIALITY AGREEMENT

                   REPRESENTATIVE'S CONFIDENTIALITY AGREEMENT




                                                        _____________ ___, 199__


ARIAD Pharmaceuticals, Inc.
26 Landsdowne Street
Cambridge, Massachusetts 02139

Gentlemen:

         Pursuant to Section 4.8 of the Stock Purchase, Standstill and Registration Rights Agreement dated March 4, 1997 (the "Purchase Agreement"; capitalized terms not defined herein shall have the meanings ascribed to such terms in the Purchase Agreement) between ARIAD Pharmaceuticals, Inc. (the "Company") and Hoechst Marion Roussel, Inc. (the "Purchaser"), I have been designated as a representative of the Purchaser to attend meetings with certain Company representatives to discuss the affairs of the Company and related matters.


         I understand that information to be discussed and/or distributed at and in connection with such meetings is confidential, that such confidentiality is of great importance to the Company and that any disclosure of such information would result in serious harm to the Company. Consequently, I hereby agree that I will keep all such information confidential, will disclose such information only to persons who are senior representatives of Purchaser responsible for monitoring Purchaser's Investment in the Company to whom a copy of this Agreement has been delivered and who agree to be bound by the terms hereof, will use such information only in connection with my attendance at such meetings, and I will not disclose, directly or indirectly, such information to any third party; provided that (i) the foregoing obligation with respect to the use and disclosure of such information shall not apply to any information which I can demonstrate (A) was at the time of disclosure to me or thereafter, but prior to its disclosure by me to the Purchaser or any other third party, through no fault of mine or the Purchaser, publicly available (other than as a result of my disclosure), (B) has been disclosed to me on a nonconfidential basis from a source other than the Company which, to the best of my knowledge, was not prohibited from disclosing such information to me by a legal, contractual, fiduciary or other obligation or (C) has been independently developed by the Purchaser without the violation of any of my obligations under this letter agreement and (ii) I may, if required by subpoena or valid legal process, disclose any such information, but only to the extent so required and only after giving the Company prior notice of such required disclosure in order to afford the Company an opportunity to obtain an injunction, a protective order or other relief.

         I further agree to comply with the Company's insider trading policy (a copy of which I have reviewed) and all federal and state securities laws applicable to me in connection with any receipt of materials or information from the Company or attendance at any meeting pursuant to Section 4.8 of the Purchase Agreement.

         I further agree that money damages would not be a sufficient remedy for any breach of this Agreement by me and that the Company shall be entitled to equitable relief, including injunction and specific performance, as a remedy for any such breach, in addition to all other remedies available to the Company at law or in equity.


                                   Very truly yours,



                                   -------------------------------
                                              Representative

Agreed to:

ARIAD PHARMACEUTICALS, INC.

                                  Exhibit 4

                         ARIAD INSIDER TRADING POLICY


                                                                       Exhibit 4


[ARIAD LOGO]
                    ARIAD POLICIES, PRACTICES AND PROCEDURES


SUBJECT:                 TRADING IN ARIAD SECURITIES

EFFECTIVE DATE:          7/94

--------------------------------------------------------------------------------

BACKGROUND

Since the mid-1980s, the Securities and Exchange Commission ("SEC") and the Justice Department have been vigorously pursuing violations of federal insider trading laws. To date, these efforts have concentrated primarily on individuals directly involved in trading abuses. However, in order to further deter insider trading violations, Congress expanded the authority of the SEC and the Justice Department by adopting the Insider Trading and Securities Fraud Enforcement Act ("Insider Trading Act"). In addition to increasing the penalties for insider trading, this statute holds companies responsible for insider trading violations by company personnel.

To assure full compliance with the Insider Trading Act and to avoid any appearance of improper conduct on the part of ARIAD directors, officers, employees and advisors ARIAD (the "Company") is adopting this Policy Statement. We have worked hard to establish a reputation for integrity and ethical conduct and cannot afford to have it compromised in any way.


PENALTIES FOR INSIDER TRADING

As a result of the Insider Trading Act and other changes to federal securities laws, the consequences of insider trading violations can be severe.

For individuals who trade on insider information (or tip information to others), the penalties include:

-    A civil penalty of up to three times the profit gained or loss avoided,

-    A criminal fine (no matter how small the profit) of up to $1 million, and

-    A jail term of up to ten years.



ARIAD PHARMACEUTICALS, INC.

26 LANDSDOWNE STRESS - CAMBRIDGE, MASSACHUSETTES 02139-4234 - TELEPHONE 617 490 0400 - FACSIMILE 617 494 8144

Moreover, if a director, officer, employee or advisor violates the Company's insider trading policy, Company-imposed sanctions, including termination for cause, could result.

For a company that fails to take appropriate steps to prevent illegal trading, penalties include:

- A civil penalty of up to the greater of $1 million or three times the profit gained or loss avoided as a result of the individual's violation, and

-    A criminal penalty of up to $2.5 million.

Needless to say, any of the above consequences, even an SEC investigation that does not result in prosecution, can tarnish the reputation of the Company and any individuals involved and can irreparably damage a career.


ARIAD'S POLICY

If an ARIAD director, officer, employee or advisor has material non public information relating to the Company, (i.e., not published or disclosed in our periodic or special reports ), it is the Company's policy that neither that person nor any member of that person's immediate family (see below) may buy or sell securities of the Company or engage in any other action to take advantage of, or pass on to others, that information.

Transactions that may be necessary or justifiable for independent reasons (such as the need to raise money for an emergency expenditure) are no exception. Even the appearance of an improper transaction must be avoided to preserve our reputation for adhering to the highest standards of conduct.

Material Information. "Material information" is any information that a reasonable investor would consider important in a decision to buy, hold or sell stock. In short, this includes any information which could reasonably be expected to affect the price of the stock. Common examples of information that would frequently be regarded as material are: projections of future earnings or losses; news of a pending or proposed merger, acquisition or tender offer; the declaration of a stock split or the offering of additional securities; changes in management; significant new products or discoveries; impending bankruptcy or financial liquidity problems; research findings based on laboratory assays, preclinical tests, clinical trials, or any problems with laboratory, preclinical or clinical testing; and the timing of research announcements. Either positive or negative information may be considered material.

20-20 Hindsight. Remember, if your securities transaction becomes the subject of scrutiny, it will be viewed after-the-fact with the full benefit of hindsight. As a result, before engaging in any transaction, you should carefully consider how regulators, attorneys, and others might view your transaction in hindsight.

Transactions By Family Members. The same restrictions described above apply to your immediate family members and to any one else living in your household. Compliance is your responsibility.

Pre-Clearance of Trades. To prevent inadvertent violations, avoid even the appearance of an improper trade and comply with SEC regulations, all transactions in Company securities (purchases, sales, transfers, etc.) by directors, officers, key advisors and designated administrative and finance personnel must be precleared by the Company. If you are a member of this group and contemplate a transaction, including the exercise of stock options, you must contact the Chief Financial Officer before contacting your broker or taking any other step to initiate a transaction in Company securities.

Tipping Information to Others. Whether the information is proprietary information belonging to ARIAD or other information that could have an impact on our stock price, nonpublic material information may not be passed on to others. Individuals who tip others are subject to the above penalties, whether or not they derive any benefit from someone else's actions.

When Information is Public. It is improper for an ARIAD officer, director, employee or advisor to enter a trade after the Company has made a public announcement of material information, including earnings releases or scientific publications or announcements, but before the information has been disseminated to the public. Because the Company's stockholders and the investing public should be afforded a reasonable amount of time to receive the information and act upon it, as a general rule, you should not engage in any transactions until the third business day after the information has been released to the public.

Additional Prohibited Transactions. Because the Company believes that it is improper and inappropriate for any Company personnel to engage in short-term or speculative transactions involving ARIAD securities, it is the Company's policy that directors, officers, employees and advisors should not engage in any of the following activities with respect to securities of the Company:

1. "In and out" trading in Company securities. With the exception of the exercise of stock options, any Company stock purchased in the open market should generally be held for a minimum of six months. (Note that the SEC's "short-swing profit rule" already prevents officers and directors from selling any Company stock within six months of a purchase of Company stock).

2. Purchases of Company stock on margin (i.e., borrowing a part of the purchase price with the stock as collateral).

3. Short sales (i.e., selling common stock you do not own and borrowing the shares to make delivery.)

4.   Buying or selling puts or calls.


COMPANY ASSISTANCE

Any person who has questions about specific transactions may obtain additional guidance in confidence from the Company's Chief Financial Officer. Remember, however, that the ultimate responsibility for adhering to this Policy Statement and avoiding improper transactions rests with you. In this regard, it is imperative that you use your best judgment.